EXHIBIT 99.5

ValueClick, Inc. and Commission Junction, Inc.

Unaudited pro forma combined condensed financial information as of and for the nine-month period ended

September 30, 2003

Introduction

On December 7, 2003 we completed the acquisition of Commission Junction Inc. (“Commission Junction”). Pursuant to the merger agreement, ValueClick, Inc. (“ValueClick”) acquired all of the outstanding capital stock of Commission Junction for an aggregate purchase price of $61.6 million plus direct transaction costs of approximately $388,000.  The purchase price was paid through the issuance of approximately 3.0 million shares of ValueClick common stock, the assumption of options to purchase Commission Junction common stock that converted into the issuance of options to purchase approximately 1.2 million shares of ValueClick common stock and a cash payment of approximately $26.1 million, which was paid out of our existing working capital.  The following unaudited pro forma combined condensed statement of operations presents the effects of the merger between ValueClick and Commission Junction under the purchase method of accounting.

The accompanying unaudited pro forma combined condensed balance sheet assumes that the merger took place as of September 30, 2003. The unaudited pro forma combined condensed balance sheet combines the unaudited condensed consolidated balance sheet of ValueClick as of September 30, 2003 and the unaudited condensed balance sheet of Commission Junction as of September 30, 2003.

The unaudited pro forma combined condensed statement of operations gives effect to the merger with Commission Junction as if it occurred as of January 1, 2003. The accompanying pro forma combined condensed statement of operations for the nine-month period ended September 30, 2003 presents ValueClick’s pro forma condensed consolidated statement of operations for the nine-month period ended September 30, 2003 combined with Commission Junction’s statement of operations for the nine-month period ended September 30, 2003. The pro forma ValueClick condensed consolidated statement of operations reflects the historical results of ValueClick for the nine-month period ended September 30, 2003, adjustments to reflect the 2003 operating results of Search123.com Inc. prior to its acquisition by ValueClick in May 2003 and additional acquisition related pro forma adjustments.

The unaudited pro forma combined condensed financial statements are provided for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position that actually would have occurred if the merger had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The combined company will focus on the growing Internet advertising solutions market.

The unaudited pro forma combined condensed financial statements and accompanying notes should be read in conjunction with the ValueClick historical consolidated financial statements and notes thereto included in ValueClick’s Annual Report on Form 10-K for the year ended December 31, 2002 and the most recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

ValueClick, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

September 30, 2003

	Historical		Pro Forma Adjustments (1), (3)		Pro Forma Combined
	Pro Forma ValueClick (2)	Commission Junction
	(In thousands)
Assets
Cash and cash equivalents	$34,614	$14,017	$—		$48,631
Marketable securities	193,056	7,097	(26,083	)(a)	174,070
Accounts receivable, net	16,635	1,496	—		18,131
Income tax receivable	454	—	—		454
Deferred tax assets	1,362	—	—		1,362
Prepaid expenses and other current assets	1,492	567	—		2,059
Current assets	247,613	23,177	(26,083)		244,707

Property and equipment, net	8,640	2,671	—		11,311
Goodwill and intangible assets, net	7,225	—	48,078	(b)	55,303
Other assets	1,573	93	—		1,666
Total assets	$265,051	$25,941	$21,995		$312,987

Liabilities, preferred stock and stockholders’ equity (deficit)
Accounts payable and accrued expenses	$15,063	$8,626	$200	(c)	$23,889
Income taxes payable	611	—	—		611
Deferred revenue and customer deposits	973	3,154	—		4,127
Note payable and capital lease obligation, current portion	657	—	—		657
Current liabilities	17,304	11,780	200		29,284

Note Payable and capital lease obligation, less current portion	920	—	—		920
Other liabilities	4,131	6	—		4,137

Minority interest in consolidated subsidiary	11,388	—	—		11,388

Preferred stock	—	37,589	(37,589	)(d)	—

Stockholders' equity (deficit):
Common stock	75	5	(2	)(d)	78
Additional paid-in capital	302,282	20,803	16,053	(d)	339,138
Deferred compensation	(207)	(2,387)	1,478	(e)	(1,116)
Accumulated deficit	(69,729)	(41,855)	41,855	(d)	(69,729)
Cumulative other comprehensive loss	(1,113)	—	—		(1,113)
Total stockholders’ equity (deficit)	231,308	(23,434)	59,384		267,258
Total liabilities, preferred stock and stockholders’ equity (deficit)	$265,051	$25,941	$21,995		$312,987

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

ValueClick, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

for the Nine-month period ended

September 30, 2003

	Pro Forma ValueClick (2)	Historical Commission Junction	Pro Forma Adjustments (1), (3)		Pro Forma Combined
	(In thousands, Except per share data)

Revenue	$64,158	$17,102	$—		$81,260
Cost of revenue	23,216	6,763	(3,442	)(h)	26,537
Gross profit	40,942	10,339	3,442	(h)	54,723

Operating expenses:
Sales and marketing	15,044	3,779	3,442	(h)	22,265
General and administrative	14,472	2,394	—		16,866
Product development	7,698	2,698	—		10,396
Stock-based compensation	266	3,347	(3,143	)(e)	470
Amortization of intangible assets	1,196	—	1,354	(f)	2,550
Total operating expenses	38,676	12,218	1,653		52,547
Income (loss) from operations	2,266	(1,879)	1,789		2,176

Interest income, net	2,662	246	(50	)(g)	2,858
Income (loss) before income taxes and minority interest	4,928	(1,633)	1,739		5,034
Provision for income taxes	814	178	—		992
Income (loss) before minority interest	4,114	(1,811)	1,739		4,042
Minority share of income in consolidated subsidiary	8	—	—		8
Net income (loss)	$4,122	$(1,811)	$1,739		$4,050

Historical basic net income (loss) per share	$0.06

Shares used in the calculation of historic basic net income (loss) per common share:	73,958

Historical diluted net loss per share	$0.05

Shares used in the calculation of historic diluted net income per common share:	77,226

Pro forma basic net income per common share:					$0.05

Pro forma shares used to calculate basic net income per common share:					76,976

Pro forma diluted net income per common share:					$0.05	(i)

Pro forma shares used to calculate diluted net income per common share:					80,244	(i)

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

ValueClick, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. Purchase Price

The total purchase price of Commission Junction was calculated as follows:

(All figures in thousands)

Purchase Price:

Cash paid	$26,083
Stock Consideration	29,431
Fair value of the stock options assumed	6,131
Direct transaction costs	388

Total purchase price	62,033

Fair value of the net tangible net assets assumed (including $200 of Commission Junction direct transaction costs)	13,955
Identifiable intangible assets and goodwill, net of deferred taxes	$48,078

2. Pro Forma ValueClick Statement of Operations

The pro forma ValueClick statement of operations column reflects the historical results of ValueClick for the nine-month period ended September 30, 2003, which includes the results for Search123.com Inc. acquired in May 2003, and pro forma adjustments to reflect the acquisitions as follows:

	Historical ValueClick	Historical Search123 Prior to the Acquisition (i)	Pro Forma Adjustments		Pro Forma ValueClick
	(In thousands, Except per share data)

Revenue	$62,243	$1,915	$—		$64,158
Cost of revenue	21,980	1,236	—		23,216
Gross profit	40,263	679	—		40,942

Operating expenses:
Sales and marketing	14,911	133	—		15,044
General and administrative	13,858	614	—		14,472
Product development	7,579	119	—		7,698
Stock-based compensation	266	—	—		266
Amortization of intangible assets	1,055	22	(22	)(ii)	1,196
	—	—	141	(ii)	—
Total operating expenses	37,669	888	119		38,676
Income (loss) from operations	2,594	(209)	(119)		2,266

Interest income, net	2,689	—	(27	)(iii)	2,662
Income (loss) before income taxes and minority interest	5,283	(209)	(146)		4,928
Provision for income taxes	814	—	—		814
Income (loss) before minority interest	4,469	(209)	(146)		4,114

Minority share of income in consolidated subsidiary	8	—	—		8
Net income (loss)	$4,477	$(209)	$(146)		$4,122

Historical basic net income (loss) per share	$0.06

Shares used in the calculation of historic basic net income (loss) per common share:	73,958

Historical diluted net loss per share	$0.06

Shares used in the calculation of historic diluted net loss per common share:	77,226

Pro forma basic net income per common share:					$0.06

Pro forma shares used to calculate basic net income per common share:					73,958

Pro forma basic net income per common share:					$0.05

Pro forma shares used to calculate diluted net income per common share:					77,226

(i)	Search123 results of operations for the five-month period ended May 31, 2003. June through September 2003 Search123 results of operations are included in the ValueClick historical amounts.
(ii)

The adjustments to amortization of intangibles reflects the elimination of the Search123 intangible assets and recognition of amortization of intangible assets for the market value of intangible assets recorded as a result of applying purchase accounting to the transaction

(iii)	The adjustment to reduce interest income related to the cash component of the purchase price of Search 123.

3. Pro Forma Adjustments

The pro forma adjustments to the unaudited pro forma combined condensed financial statements reflect the following:

(a)          MARKETABLE SECURITIES—Reflects the payment of the cash component of the purchase price.

(b)         GOODWILL AND INTANGIBLE ASSETS—To reflect the goodwill and identifiable intangible assets created as a result of applying the purchase method of accounting to the acquisition.  The related goodwill and identifiable intangible assets are detailed as follows:

(in thousands)	Amount	Useful Life (Years)	Annual Amortization

Goodwill	38,378	N/A	—
Intangible assets:
Customer relationships	7,500	7	1,071
Acquired technology	1,000	3	334
Affiliates	1,200	3	400

Total	$48,078		$1,805

(c)          ACCOUNTS PAYABLE AND ACCRUED EXPENSES—To record an accrual for the estimated direct merger-related costs and other purchase accounting liabilities of $200 incurred by Commission Junction and $388 incurred by ValueClick.

(d)         STOCKHOLDERS’ EQUITY ACCOUNTS—The adjustments to stockholders’ equity reflect the elimination of Commission Junction stockholders’ equity accounts and the issuance of ValueClick common stock.

(e)          STOCK-BASED COMPENSATION— The adjustment to stock-based compensation reflects the elimination of historical Commission Junction stock compensation on variable stock options plus the effect of allocating deferred stock compensation for the intrinsic value of Commission Junction’s unvested in-the-money stock options assumed and the related amortization of stock-based compensation related to these options.

(f)            AMORTIZATION OF INTANGIBLE ASSETS—The adjustment to recognize amortization of intangible assets for the market value of intangible assets recorded as a result of applying purchase accounting to the transaction. Amounts are based on the information available at the date of preparation and are subject to change based upon completion of the transaction, final purchase price allocation, third-party appraisal and subjection to audit.

(g)         INTEREST INCOME, NET—To reduce interest income related to the cash component of the purchase price.

(h)         COST OF REVENUE— The adjustment to conform to the ValueClick, Inc. operating statement presentation.

(i)             PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE— Reflects the issuance of approximately 3 million shares of ValueClick common stock, and excludes the antidilutive effect of options to purchase shares of ValueClick common stock (resulting from the conversion of options to purchase Commission Junction common stock outstanding at the assumed acquisition date into option to purchase ValueClick common stock), based on the exchange ratio in the merger agreement.